SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                           ________
                          FORM 8-A/A-4
        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                NATIONAL SERVICE INDUSTRIES, INC.
 __________________________________________________________
     (Exact name of registrant as specified in its charter)

            Delaware                      58-0364900
 _______________________________       ____________________
   (State of incorporation or           (I.R.S. Employer
          organization)                Identification No.)

  1420 Peachtree Street, N.E.,
           Atlanta, GA                        30309
 _______________________________       ____________________
 (Address of principal executive           (Zip Code)
            offices)

  Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                Name of each exchange
  to be so registered                on which each class
                                     is to be registered
 _______________________________    _______________________
 Preferred Stock Purchase Rights    New York Stock Exchange

                If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange
Act and is effective pursuant to General Instruction A.(c), please check the following box. /x/

                If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange
Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

             Securities Act registration statement file number to which this form relates: _________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:
                             None
                       (Title of Class)

This Amendment No. 4 is filed to supplement and amend the information set forth in the Registration Statement on Form 8-A, filed as of May 11, 1988, as subsequently amended on May 17, 1988, on December 17, 1997 and on June 22, 1998 (as amended, the "Registration Statement") by National Service Industries, Inc., a Delaware corporation (the "Company").

Item 1:   DESCRIPTION OF SECURITIES TO BE REGISTERED.
          -------------------------------------------

     On January 6, 1999, the Company and First Chicago Trust Company of New York entered into a Second Amendment, dated as of January 6, 1999 (the "Second Amendment") to the Amended and Restated Rights Agreement, dated as of December 17, 1997, between the Company and First Chicago Trust Company of New York, as Rights Agent, as amended (as the same may be amended, supplemented or otherwise modified from time to time, the "Rights Agreement"). The Second Amendment modifies the terms of the Rights Agreement governing the redemption of the Rights and the amendment or supplement of the Rights Agreement by removing the deferred redemption and deferred amendment provisions.

     The Second Amendment is attached hereto as Exhibit 1, which is incorporated by reference herein in its entirety. The foregoing description does not purport to be complete and is qualified in its entirety by reference to that Exhibit 1. The description and terms of the rights are set forth in the Rights Agreement, as amended by the Second Amendment.

Item 2:   EXHIBITS.
          ---------

          1. Second Amendment dated as of January 6, 1999, between National Service Industries, Inc.
               and First Chicago Trust Company of New York, to the Rights Agreement, dated as of December
               17, 1997, between National Service Industries, Inc. and First Chicago Trust Company of New York, as Rights Agent, as amended.

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

                          EXHIBIT INDEX
                          -------------




Exhibit                   Description                    Page
-------                   -----------                    ----
   1      Second  Amendment dated as  of  January  6,     5
          1999,  between National Service Industries,
          Inc. and First Chicago Trust Company of New
          York, to the Rights Agreement, dated as of December 17, 1997, between National Service
          Industries,  Inc. and First  Chicago  Trust
          Company of New York, as Rights Agent, as amended.

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               NATIONAL SERVICE INDUSTRIES, INC.

                                   /s/  Helen D. Haines
                               By: _____________________________
                                   Name: Helen D. Haines
                                   Title: Vice President and Secretary


Dated: January 6, 1999




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